Notice of Guaranteed Delivery
to
Tender Shares of Common Stock
(Including the Associated Rights to Purchase Preferred Stock)
of
Fargo Electronics, Inc.
to
Rushmore Acquisition Corp.
a wholly-owned subsidiary of
ZEBRA TECHNOLOGIES CORPORATION

    This Notice of Guaranteed Delivery, or one substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary") before the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 2. Procedure for Accepting the Offer and Tendering Shares of the Offer to Purchase (as defined below).

The Depositary for the Offer is:
Mellon Investor Services LLC

By Hand:	By First Class or Express Mail:	By Overnight:
Mellon Investor Services LLC 120 Broadway 13th Floor New York, NY 10271 Attn: Reorganization Dept.	Mellon Investor Services LLC P.O. Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Dept.	Mellon Investor Services LLC 85 Challenger Road Mail Drop-Reorg Ridgefield Park, NJ 07660 Attn: Reorganization Dept.
By Facsimile Transmission:
FAX #: (201) 296-4293 FAX Confirmation #: (201) 296-4860

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" pursuant to the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Rushmore Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Zebra Technologies Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 3, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of shares of common stock, including the associated rights to purchase preferred stock (collectively, the "Shares"), of Fargo Electronics, Inc., a Delaware

corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Signature(s)	Address(es)
Name(s) of Record Holder(s)
Please Type or Print	Zip Code
Number of Shares	Area Code and Tel. No(s).
Check the following box if Shares will be tendered by book-entry transfer: / /
Certificate No(s). (If Available)
The Depository Trust Company
Dated , 2001	DTC Account Number:
Transaction Code Number:

GUARANTEE
(Not to be used for signature guarantee)

    The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Security Transfer Agent's Medallion Program, The New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each referred to as an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the certificates evidencing all tendered Shares, in proper form for transfer, or delivery of Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile of it), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three (3) Nasdaq National Market trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates representing Shares to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature
Name
Address	Please Type or Print
Zip Code	Title
Dated
Area Code and Tel. No.
Note:
Do not send certificates for Shares with this form. Stock certificates should be sent with your Letter of Transmittal.